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                                                                    Exhibit 4.17


THIS AMENDMENT AGREEMENT is made the [    ] day of [     ] 2001

BETWEEN

(1) APW ENCLOSURE PRODUCTS & SYSTEMS LIMITED and each of its subsidiaries set out in Schedule 1 (each a "Borrower" and together the "Borrowers"); and

(2)  THE NATIONAL WESTMINSTER BANK PLC (the "Bank")


WHEREAS

(A) The Bank and the Borrowers entered into a (Pounds)27,000,000 multi-line facility dated 20 April 2000 (the "Facility Agreement").

(B) On 31 July 2000, APW Ltd, APW North America, Inc., APW Holdings (Denmark) APS, certain financial institutions, Bank One, N.A., as syndication agent, The Chase Manhattan Bank as documentation agent and Bank of America, National Association as administrative agent entered into a multicurrency agreement (the "Multicurrency Agreement")

(C) Pursuant to a Waiver Request, the Borrowers have requested the Bank to waive any of its rights under any cross-default or cross-acceleration provisions in the RBS Group Facilities arising exclusively from any non-compliance by the Borrowers with the requirements of Section 7.6 (b) and
     (c) of the Multicurrency Agreement on and subject to the terms and conditions as outlined in the Waiver Letter.

(D) The parties wish to enter into this Agreement to record the basis on which the Facility Agreement is being amended and restated.

IT IS AGREED as follows:-

1    DEFINITIONS AND INTERPRETATION

     In this Agreement except where the context otherwise requires, words and expressions defined and references construed in the Multicurrency Agreement and the Facility Agreement (but not defined or construed in this Agreement) shall have the same meaning herein, and, in addition:

     "APW Counter Indemnity" means the counter indemnity granted by APW Ltd in favour of the Bank and dated 25 April 2001 replacing a previous counter indemnity granted by APW Ltd in favour of the RBS dated 1 August 2000

     "APW Group" means APW Ltd and its subsidiaries and affiliates as may be the case from time to time

     "APW" means APW Ltd, a company incorporated in Bermuda

     "Debenture" means an agreement creating fixed and floating charges executed in favour of the Security Trustee acting for and on behalf of the Banks (as defined therein) by certain members of the APW Group and by any "Additional Companies" (as defined therein) on or about the date of this Agreement.

     "Effective Date" means the date on which the Bank receives all of the documents and other evidence listed in Clause 3.1 (Conditions Precedent) of this Agreement in form and substance satisfactory to it and provides the Parent with written confirmation to that effect, having received confirmation from the Administrative Agent that all conditions precedent to


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    the Multicurrency Agreement would immediately be satisfied upon such written confirmation being provided by the Bank.

    "Event Of Default" means any of the events specified in Clause 16 of the RBS Facility (as amended from time to time

    "Guarantees" mean the guarantees to be executed by certain Subsidiaries that have not previously executed guarantees in favour of the Bank or RBS (as applicable) in respect of all of the obligations (present, future, actual or contingent) of the Parent or any of its other UK subsidiaries under or in respect of either the Facility Agreement, the RBS Facility or under the APW Counter Indemnity

    "Guaranties" mean the guaranties which certain APW Group companies incorporated in the USA, have or will execute and deliver in favour of the UK Security Trustee in accordance with Clause 18 (Guarantees) of this Agreement in respect of the obligations of their UK affiliates under or in respect of the UK Finance Documents

    "Intercreditor Agreement" means the intercreditor agreement dated as of 15 May 2001 between the Administrative Agent, Bank of America as Security Trustee, the Banks, the Bank as agent, the Bank as Security Trustee, the Bank and NatWest

    "RBS" means The Royal Bank of Scotland Plc

    "RBS Facility" means the facility agreement entered into between (1) APW Electronics Group plc, APW Overseas Investments Limited, APW Electronics Limited, APW Enclosures AB, APW Electronics GmbH, Vero Electronics Inc., APW Enclosures S.A. and APW Electronics S.r.L and (2) RBS, dated 20 April 2000

    "RBS Group Facilities" means together the Facility Agreement, the Multi-Option Facility, the Counter Indemnity, any loan note guarantees provided by NatWest in respect of the obligations of any member of the APW Group and any other agreement, including any relating to replacement loans, falling within the definition of "UK Facility" contained in the Multicurrency Agreement "Security Trustee" means the Bank of America, N.A.

    "Termination Date" means 31 July 2003

    "UK Finance Documents" means each of the Facility Agreement, the Intercreditor Agreement, the Debentures, the Guarantees, the APW Counter Indemnity, and any other document to be executed in connection with the Facility Agreement or the RBS Group facilities which is not a US Finance Document

    "US Finance Documents" means each of the Guaranties, the US Pledge Agreement, the Intercreditor Agreement and the US Security Agreement and any other document to be executed in connection therewith

    "UK Parent" means APW Enclosure Products and Systems Limited, a company
    incorporated in England and Wales with registered number [    ]

    "US Pledge Agreement" means a pledge agreement dated as of 15 May 2001 among APW, certain subsidiaries of APW and the Security Trustee, as amended or modified from time to time.


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    "US Security Agreement" means a security agreement dated as of 15 May 2001 among APW, certain subsidiaries of APW and the Security Trustee, as amended or modified from time to time.

    "US Assignment of Security Interest in United States Trademarks and Patents" means an assignment of security interest in United States trademarks and patents dated as of 15 May 2001 among APW, certain subsidiaries of APW and the Security Trustee, as amended or modified from time to time .

    "UK Security Trustee" means RBS in its capacity as such

    "Waiver Letter" means the agreement entered into between the RBS and the UK
    Parent acting for and on behalf of each of its UK subsidiaries dated [    ]
    April 2001 setting out the terms upon which RBS and the Bank will continue to make available to the UK Parent and its UK subsidiaries the RBS Group Facilities

    "Waiver Request" means the request issued by the UK Parent, APW Holdings Denmark and APW North America Inc. dated 27 March 2001

    "Warrant Agreement" means an agreement in the form attached as Exhibit [] to the Multicurrency Agreement

    "Warrants" mean the share warrants issued by APW to the Bank pursuant to the Warrant Agreement.

2   AMENDMENT OF FACILITY AGREEMENT

    With effect from the Effective Date, the Facility Agreement is amended as set out in the Agreement. The parties agree to be bound by the Facility Agreement as amended and restated.

3 CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT TO THIS AMENDMENT AND RESTATEMENT AGREEMENT

3.1 The obligation of the Bank to continue to make the Facility available is subject to the condition that the Bank shall have received in a form and substance satisfactory to it on or before the Effective Date:-

(a) a copy, certified a true and up to date copy by the Secretary of each Borrower which is a UK Borrower or a US Borrower and each other UK Obligor or US Obligor and, of the Certificate of Incorporation and Memorandum and Articles of Association or their equivalent constitutional documents;

(b) a copy, certified a true and up to date copy by the Secretary of each UK Obligor and US Obligor, of a resolution of the board of directors of such UK Obligor or US Obligor approving the execution and delivery of the UK Finance Documents or the US Finance Documents (as the case may be) to which it is a party and their performance of its obligations thereunder and authorising a person or persons (specified by name) on behalf of each UK Obligor or US Obligor (as the case may be) to sign and deliver the UK Finance Documents and any other documents to be delivered by it pursuant thereto and to give all notices which may be required to be given on its behalf under the UK Finance Documents or US Finance Documents (as the case may be);

(c) a certificate authenticated by the Secretary of each UK Obligor and US Obligor setting out the names and signatures of the persons authorised to sign, on behalf of such UK Obligor


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     and US Obligor, the UK Finance Documents or the US Finance Documents (as
     the case may be) and any other documents to be delivered by such UK Obligor and US Obligor pursuant thereto;

(d) a certificate signed by the Secretary of each UK Obligor and US Obligor stating that their execution of the UK Finance Documents and the US Finance Documents to which it is a party and the exercise by it of its rights and the performance by it of its obligations thereunder are within its corporate powers, have been approved by all necessary corporate action and will not cause any limit or restriction on any of its powers (whether imposed by law, decree, rule, regulation, its Memorandum or Articles of Association (or equivalent Constitutional documents), agreement or otherwise) or on the right or ability of its directors to exercise such powers, to be exceeded or breached;

(e) Counterparts of each UK Finance Document and each US Finance Document duly executed by each UK Obligor and US Obligor that is a party thereto including the following:-

     (i) Warrant Agreement in the form attached to the Multicurrency Agreement, together with delivery of Warrants Certificates and a certified copy of the register of stockholders evidencing the registration of the Warrant Holders;

     (ii) The US Security Agreement, together with such financing statements and other documents as the Security Trustee may require;

     (iii) The US Pledge Agreement, together with such stock certificates, blank stock powers and other documents as the Security Trustee may require;

     (iv) The US Assignment of Security Interest in United States Patents and Trademarks, in a form recordable with the United States Patent and Trademark office;

     (v)    The Debenture ; and

     (vi) The Guarantees and Guaranties to be provided pursuant to Clause 17 (Guarantees) of this Agreement in form and substance satisfactory to the Security Trustee. For the avoidance of doubt this includes the Guarantees to be provided by Towerflame Limited and Air Cargo Equipment (UK) Limited.

(f) Opinions from the US Counsel of APW and the Guarantors in the form exhibited to the Multicurrency Agreement, but addressed to the Bank and referring to the RBS Group Facilities; and

(g) Copies of each of the other conditions precedent delivered pursuant to Clause 5.1 of the Multicurrency Agreement.

3.2  Conditions Subsequent

     It shall be a condition subsequent to this Agreement that the Bank shall have received in a form and substance satisfactory to it within 60 days of the Effective Date both:-

(a) a copy certified a true and up to date copy by the Secretary of each Borrower which is a non UK Borrower or a non US Borrower, and each other non UK Obligor or non US Obligor, of the Certificate of Incorporation and Memorandum and Articles of Association or their equivalent constitutional documents; and


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(b)  (if any resolution described in Clause 3.1(b) above did not expressly refer to the execution of the Intercreditor Agreement), a copy, certified a true and up to date copy by the Secretary of each relevant UK Obligor and US Obligor which executed the Intercreditor Agreement, of a resolution of the board of directors of such UK Obligor or US Obligor ratifying, for the avoidance of doubt, the execution and delivery of the Intercreditor Agreement.

3.3  Real Estate and Foreign Subsidiaries

     The provisions of Clauses 3.3 (Real Estate) and 3.4 (Foreign Subsidiaries) of the Multicurrency Agreement shall apply mutatis mutandis to this Agreement, save that references to the "Administrative Agent" shall be deemed to be references to the "Security Trustee".

4    SECURITY

4.1 The following shall be added to the end of Clause 4.6, which shall be renumbered Clause 4.6(a):

     "The obligations of the Borrowers shall be secured by any security granted by the Guarantees, the Debentures, the Guaranties, the US Pledge Agreement, the US Security Agreement, the US Agreement Security Interest in US Trademarks and Patents and the APW Counter Indemnity subject to the terms of the Intercreditor Agreement."

4.2  The following shall be added as a new Clause 4.6(b):-

     "The Parent and each Borrower shall procure that APW and each of the Domestic Subsidiaries and UK Subsidiaries shall comply with the provisions of Clauses 3.2, 3.3 and 3.4 of the Multicurrency Agreement, the terms of which shall apply mutatis mutandis to this Agreement save that (a) references to the "Administrative Agent" shall be deemed to be references to the "Security Trustee", (b) references to the "Pledge Agreement" shall be deemed to be references to the "US Pledge Agreement", (c) references to the "Security Agreement" shall be deemed to be references to the "US Security Agreement", and (d) references to the "Assignment of Security Interest in United States Trademarks and Patents" shall be deemed to be references to the "US Assignment of Security Interest in United States Trademarks and Patents"."

4.3  The following shall be added as a new Clause 4.6(c):-

     "The provisions of Clause 3.6 (Further Assurances) of the Multicurrency Agreement shall apply mutatis mutandis to this Agreement save that (a) references to the "Administrative Agent" shall be deemed to be references to the "Security Trustee" (b) references to the "Required Banks" shall be deemed to be references to the "Bank" and (c) references to the "Outstanding Obligations" shall be deemed to be references to the "Secured Obligations (as defined in the Debenture)".

5    FEES AND COSTS

     Clause 4.7 (Fees and Costs) shall be amended by the following amendments:

     "4.7(a)  Commitment Fee

     The Borrowers shall (without prejudice to any commitment fees already accrued prior to the Effective Date) pay to the Bank a commitment fee calculated at the rate of 0.5% on the undrawn and uncancelled amount of the Facility from day to day during the period


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    beginning on the Effective Date and ending on the Termination Date. Such commitment fee shall be payable in arrears on the last day of each successive period of 3 months which falls due during such period and on the Termination Date.

    4.7(b)  Amendment Fee

    You shall pay to the Bank an amendment fee of 0.75% of the maximum aggregate exposure of the Borrowers to the Bank as at the Effective Date within 2 Banking Days of the Effective Date."

6   TERMINATION

    Clause 4.5 shall be deleted and by way of substitution there shall be replaced with the following:

    "4.5  Termination

    The Facility will cease to be available on the Termination Date.

7   OVERDUE PAYMENTS

    Clause 4.9 shall be deleted and by way of substitution there shall be inserted the following provision:

    "4.9  Overdue Payments

    If you do not make any payment under the agreement on the date it is due, then, without prejudice to our other rights, we will charge interest on the overdue amount from the date it was due to the date upon which we receive payment (as well after as before judgement).

    This will be calculated (and compounded in accordance with our normal practice) on the basis of a year of 360 or 365 days depending on the practice from time to time of the Bank in the London Interbank Market relating to the relevant currency and the actual number of days elapsed.

    You will pay interest to us at a rate which is equal to the sum of:

    (a) the Applicable Margin to be increased and varied from time to time in accordance with the provisions of the Multicurrency Agreement such that the Applicable Margin shall always be equivalent to that payable by APW or any of its affiliates under the Multicurrency Agreement;

    (b) the LIBOR for such Fixture Period(s) as we, in our discretion, from time to time determine; and

    (c)  the MCR Costs.

    Any late payments may be debited to a separate account.

    Notwithstanding the foregoing, if the Overdraft is outstanding after the expiry date specified in term 4.5 then interest will be charged in accordance with the provisions of the General Terms (see section OD2)."

8   THE ACCEPTANCE CREDIT

    Clause AC5 shall be deleted and by way of substitution there shall be inserted the following provision:


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    "AC5 Commission

    You will pay to us on acceptance of each Bill an acceptance commission, calculated from the date of acceptance on the basis of the number of days tenor of the Bill and a year of 365 days, at the rate equivalent to the then current Applicable Margin (to be varied and restated from time to time in accordance with the provisions of the Multicurrency Agreement such that the Applicable Margin shall always be equivalent to any Margin payable by APW or any of its affiliates under the Multicurrency Agreement) on the face amount of the Bill. This commission will be deducted from the proceeds of each discounted Bill."

9   THE LOAN

9.1 Clause LN5 (Interest) shall be deleted and by way of substitution there shall be inserted the following provision:

    "LN5 Interest

    You will pay interest on a drawing for each Fixture Period at a rate equal to the sum of:

    (i) Applicable Margin to be increased and varied from time to time in accordance with the provisions of the Multicurrency Agreement such that the Applicable Margin shall always be equivalent to that payable by APW or any of its affiliates under the Multicurrency Agreement;

    (ii)  LIBOR for that Fixture Period;

    (iii) the MCR Costs.

    We will work out interest on the balance of the Loan outstanding from day to day on the basis of the actual number of days elapsed and a 360 or a 365 day year depending on our practice from time to time for the relevant currency.

    You must pay interest to us in arrears at the end of each Fixture Period (and every six months during any Fixture Period which exceeds six months).

    We may charge interest to your current account or to your loan account.

    If you do not make any payments on the due date under the agreement, then the rate of interest specified in term 4.9 of the agreement shall apply to any overdue amounts.

9.2 Clause LN7 (Prepayment) shall be deleted and by way of substitution there shall be inserted the following provisions:

    "LN7 Prepayment

    Clause LN7 (Prepayment) shall be subject to any overriding provisions contained in the Intercreditor Agreement

         (a) The provisions contained in Clause 2.8(b) (Unscheduled Mandatory Reductions) and Clause 2.9(b)(ii) (Mandatory Prepayments) of the Multicurrency Agreement shall apply mutatis mutandis to this Agreement, such that the Bank receives its Pro Rata Share of any such repayment.

         (b) Without prejudice to any other reductions in the Facility Amount which are required to be made pursuant to the terms of this Agreement, the Borrowers shall reduce the Bank's commitments under the RBS Group Facilities by (Pounds)[] by


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         February 28, 2002, by a further (Pounds)[] by February 28, 2003 and a further by (Pounds)[] by May 31, 2003. Once reduced in accordance with this Clause LN7(b), the relevant commitments may not be increased.

         (c) If for any reason the outstanding obligations to the Bank under the RBS Group Facilities exceed its commitments, because of any limitation set forth in this Agreement or otherwise, the Borrowers shall immediately prepay Advances and/or deposit cash in an interest bearing cash collateral account held with the Bank in an aggregate amount equal to such excess (all interest accruing on such account being for the account of the Borrowers prior to Enforcement).

         (d) Any part of the RBS Group Facilities which is prepaid pursuant to this Clause LN7 may not be reborrowed, and the Bank's commitment shall be reduced accordingly, unless the prepayment was made because for a period of five consecutive business days, APW and its Subsidiaries held in aggregate collected funds in excess of $10,000,000.

         (e) If on any Determination Date, the Bank shall have determined that the aggregate Sterling Amount of its outstanding obligations under the RBS Group Facilities exceeds its commitment under such facilities, due to a change in applicable rates of exchange between Sterling and Optional Currencies, then the Bank shall give notice to the Parent that a prepayment is required and the Borrowers shall make a prepayment so as to ensure that the Sterling Amount of the outstanding obligations under the RBS Group Facilities no longer exceeds the Bank's commitment under such facilities.

         (f) If and to the extent that any payment is properly due pursuant to this Clause LN7, the Bank is hereby irrevocably and unconditionally authorised, unless prohibited from doing so by the Intercreditor Agreement, to debit any account of the Borrowers in order to effect such payment."

10    THE CORPORATE DEALING LINE

10.1 Clause CD5 (Interest) shall be deleted and by way of substitution there shall be inserted the following provision:

      "CD5 Interest

      You will pay interest on a drawing for each Fixture Period at a rate equal to the sum of:

      (a) such rate as we shall notify to you when you make a utilisation request under section CD2 above. If we do not notify you of a rate, then the rate shall be equivalent to the Applicable Margin to be increased and varied from time to time in accordance with the provisions of the Multicurrency Agreement such that the Applicable Margin shall always be equivalent to that payable by APW or any of its affiliates under the Multicurrency Agreement;

      (b)  LIBOR for that Fixture Period;

      (c)  the MLA Costs.

      We will work out interest on the balance of the Corporate Dealing Line outstanding from day to day on the basis of the actual number of days elapsed and a 365 day year.

      You must pay interest to us in arrears at the end of each Fixture Period.


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      We may charge interest to your current account or to your loan account.

      If you do not make any payments on the due date under the agreement, then the rate of interest specified in term 4.9 of the agreement shall apply to any overdue amounts."

10.2 Clause CD7 (Prepayment) shall be deleted and by way of substitution there shall be the following provision:

      "CD7 Prepayment

      [TO BE REVIEWED IN LIGHT OF THE FINAL INTERCREDITOR AGREEMENT]

      Clause CD7 (Prepayment) shall be subject to Clause [ ] of the Intercreditor Agreement

         (a) The provisions contained in Clause 2.8(b) (Unscheduled Mandatory Reductions) and Clause 2.9(b)(ii) (Mandatory Prepayments) of the Multicurrency Agreement shall apply mutatis mutandis to this Agreement, such that the Bank receives its Pro Rata Share of any such repayment.

         (b) Without prejudice to any other reductions in the Facility Amount which are required to be made pursuant to the terms of this Agreement, the Borrowers shall reduce the Bank's commitments under the RBS Group Facilities by (Pounds)[] by February 28, 2002, by a further (Pounds)[] by February 28, 2003 and a further by (Pounds)[] by May 31, 2003. Once reduced in accordance with this Clause CD7(b), the relevant commitments may not be increased.

         (c) If for any reason the outstanding obligations to the Bank under the RBS Group Facilities exceed its commitments, because of any limitation set forth in this Agreement or otherwise, the Borrowers shall immediately prepay Advances and/or deposit cash in an interest bearing cash collateral account held with the Bank in an aggregate amount equal to such excess (all interest accruing on such account being for the account of the Borrowers prior to Enforcement).

         (d) Any part of the RBS Group Facilities which is prepaid pursuant to this Clause CD7 may not be reborrowed, and the Bank's commitment shall be reduced accordingly, unless the prepayment was made because for a period of five consecutive business days, APW and its Subsidiaries held in aggregate collected funds in excess of $10,000,000.

         (e) If on any Determination Date, the Bank shall have determined that the aggregate Sterling Amount of its outstanding obligations under the RBS Group Facilities exceeds its commitment under such facilities, due to a change in applicable rates of exchange between Sterling and Optional Currencies, then the Bank shall give notice to the Parent that a prepayment is required and the Borrowers shall make a prepayment so as to ensure that the Sterling Amount of the outstanding obligations under the RBS Group Facilities no longer exceeds the Bank's commitment under such facilities.

         (f) If and to the extent that any payment is properly due pursuant to this Clause CD7, the Bank is hereby irrevocably and unconditionally authorised, unless prohibited from doing so by the Intercreditor Agreement, to debit any account of the Borrowers in order to effect such payment."


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11  THE OVERDRAFT

    Clause OD4 (Interest) shall be deleted and by way of substitution there shall be inserted the following provision:

    "OD4 Interest

    The rate of interest payable on the Overdraft shall be the aggregate of 3% per year and our base rate for the time being.

    The rate per year above our base rate may be varied and restated from time to time in accordance with the provisions of the Multicurrency Agreement such that the rate per year above our base rate shall be equivalent to the margin payable by APW or any of its affiliates under the Multicurrency Agreement.

    The rate of interest on any indebtedness from time to time in excess of the amount from time to time available under the Overdraft shall be the aggregate of [5%] per year and our base rate for the time being. We are not obliged to allow (or to continue to allow) any such excess borrowing.

    Interest shall accrue at the rate aforesaid from day to day on the daily cleared debit balances on the account or accounts on which the Overdraft is made available and shall be payable quarterly on our usual charging days and on final repayment of the Overdraft.

    We shall be entitled to compound interest quarterly (as well as before termination pursuant to term 4.5 of the agreement, demand for repayment, or judgement) at the rate aforesaid."

12  REPRESENTATIONS AND WARRANTIES

    The Representations and Warranties in Clause 12 of the RBS Facility (as amended from time to time) shall apply to the Agreement mutatis mutandis.

13  COVENANTS

    Clause 13.1 (Financial Information) of the RBS Facility (as amended from time to time) shall apply to the Agreement mutatis mutandis.

14  EVENTS OF DEFAULT

    Events of Default in Clause 16 of the RBS Facility (as amended from time to time) shall apply to the Agreement mutatis mutandis.

15  DEFAULT INTEREST

    Clause 17 (Default Interest) of the RBS Facility shall apply to this Agreement mutatis mutandis

16  WARRANTS

    There shall be inserted the following as a new Clause 18.7.

    "18.7  Warrants

    The provisions of Clause 2.18 of the Multicurrency Agreement (Warrants) shall apply mutatis mutandis to this Agreement so that each of the Bank and NatWest shall receive a proportionate share (equal to its total commitment on the date of this Agreement under all



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      of the RBS Group Facilities, including its exposure under any loan notes, divided by the Combined Commitments on the date of this Agreement) of 5% of the fully diluted common stock of APW."

17    GUARANTEES AND RELEASE OF GUARANTEES

      All obligations of each Borrower under the RBS Group Facilities shall, notwithstanding the provisions of the Waiver Letter and the Waiver Request but subject to Clauses 17.2 and 17.3 below, be guaranteed by each of the Guarantors (as defined in the Multicurrency Agreement) and the provisions contained in Clause 3.1(c ) of the Multicurrency Agreement (Action with Non-Guarantors) shall apply mutatis mutandis to this Agreement.

17.2 The Bank hereby releases, with effect from the Effective Date but subject to Clause 17.3 below, each of the Dissolution Subsidiaries which are not Borrowers from their obligations and liabilities, whether actual, contingent or prospective, under any guarantee previously given to the Bank in respect of the obligations of the Borrowers to the Bank under the RBS Group Facilities.

17.3 If any Dissolution Subsidiary is not dissolved within 90 days of the Effective Date (or such longer period as the Bank may in its absolute discretion permit), each Borrower shall procure that such Dissolution Subsidiary duly executes each of the following within 120 days of the Effective Date (or such longer period as the Bank may in its absolute discretion permit):-

      17.3.1 a valid, binding and enforceable guarantee of the obligations of the Borrowers to the Bank in respect of the RBS Group Facilities, in substantially the same form as the Guaranties or Guarantees (depending on the domicile of the Dissolution Subsidiary); and

      17.3.2 a valid, binding and enforceable Deed of Accession to the Debenture, in substantially the form annexed as Schedule 2 to the Debenture.

17.4 The provisions contained in Clause 3.1(c) of the Multicurrency Agreement (Action with Non-Guarantors) shall apply mutatis mutandis to this Agreement.

18    DEFINITIONS

      Clause 2 (Meaning of Words and Phrases used in the Facility Agreement) of the Appendix shall be amended to include the following definitions:

      "Amendment Agreement" means the amendment agreement dated 15 May 2001, between the Parent, the Borrowers and the Bank amending certain terms of this Agreement"

      "Applicable Margin" shall have the meaning given to it in the Multicurrency Agreement, provided that loans denominated in Sterling or any currency other than Dollars shall be deemed to be Offshore Rate Loans and loans denominated in Dollars shall be deemed to be Base Rate Loans"

      "Finance Documents" means each of this Agreement, the Bills, the Counter Indemnities, the UK Finance Documents and the US Finance Documents (each as defined in the Amendment Agreement) and any other document to be executed in connection with this Agreement."

      "Parent" means APW Electronics Group plc

      "Termination Date" means July 31 2003"

19    GENERAL

19.1 The Borrowers hereby undertake that the Representations and Warranties set out in Clause 12 of the RBS Facility (as amended from time to time) are true and accurate as of the date of this Agreement.

19.2 All other terms and conditions of the Facility Agreement remain unchanged, save that the creation of the security evidenced by the Collateral Documents and all other security created in favour of the Security Trustee and the Bank is expressly permitted. All other terms and conditions of the Facility Agreement remain unchanged.

19.3 A person who is not a party to this Facility Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of the Facility Agreement.

19.4 The Borrowers shall on demand reimburse the Bank all reasonable costs including fees, costs and expenses (including legal fees and expenses) incurred in or in connection with the negotiation and execution of the UK Finance Documents and the US Finance Documents and shall pay all stamp, registration and other taxes to which any such document is, or at any time may be, subject and shall indemnify the Bank against any liabilities, expenses, costs or claims resulting from any failure to pay, or any delay in paying, such tax. This Agreement shall be governed by and construed in accordance with the laws of England and the parties hereto submit to the jurisdiction of the English courts.

19.5 This Agreement shall be governed by and construed in accordance with the laws of England and the parties hereto subject to the jurisdiction of English courts

SIGNED FOR AND ON BEHALF OF:-

THE ROYAL BANK OF SCOTLAND plc

By:



APW ENCLOSURE PRODUCTS & SYSTEMS LIMITED

By:



APW ENCLOSURE SYSTEMS (UK) LIMITED

By:



APW INVESTMENTS UK LIMITED

By:



APW  HOLDINGS (UK) LIMITED

By:



RUBICON FINANCE LIMITED

By:



APW HOLDINGS (EUROPE) LIMITED

By:

APW ELECTRONICS GROUP PLC

By:



APW OVERSEAS INVESTMENTS LIMITED

By:



APW ELECTRONICS LIMITED

By:



APW POWER SUPPLIES LIMITED

By:



APPLIED POWER LIMITED

By:



APW ENCLOSURE SYSTEMS (HOLDINGS) LIMITED

By:



APW GALWAY LIMITED

By:

APW NEW FOREST LIMITED

By: